UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

The information set forth below under Item 5.03 regarding the amendment to the Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP, which is the operating partnership of Landmark Apartment Trust of America, Inc. (the “Company”), is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2013 (the “Form 8-K”), on June 28, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue and sell, for cash, to iStar Apartment Holdings LLC (“iStar”), a Delaware limited liability company and an affiliate of iStar Financial Inc., and BREDS II Q Landmark LLC, a Delaware limited liability company (“BREDS”, and together with iStar, the “Investors”), an aggregate of up to $219 million in shares of the Company’s 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). As further disclosed in the Form 8-K, the Company made the initial issuance of shares of the Series D Preferred Stock to the Investors for an aggregate of $98,583,000 in proceeds on June 28, 2013. Pursuant to the terms of the Securities Purchase Agreement, during a period of up to six months from the date thereof, the Company can require the Investors to purchase, on the same pro rata basis as their initial purchase of shares of the Series D Preferred Stock, up to an aggregate of 12,041,700 additional shares of Series D Preferred Stock for cash at a price of $10.00 per share, for an aggregate of $120,417,000.

On July 23, 2013, and in accordance with the terms of the Securities Purchase Agreement, the Company issued and sold, for cash, to (i) iStar 3,594,000 additional shares of the Series D Preferred Stock, at $10.00 per share, and (ii) BREDS 1,797,000 additional shares of the Series D Preferred Stock, at $10.00 per share, for aggregate of $53,910,000 in proceeds. The proceeds from the sale of the Series D Preferred Stock will be used by the Company to acquire and renovate additional multi-family properties.

The shares of Series D Preferred Stock were issued and sold by the Company in a private placement pursuant to Section 4(2) under the Securities Exchange Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2013, the Board of Directors of the Company appointed Mr. Peter Sotoloff as a member to the Board, effective immediately. Mr. Sotoloff was appointed to the Company’s Board of Directors as the director designated by BREDS pursuant to the terms of that certain Amended and Restated Corporate Governance Agreement among the Company and the parties thereto, a summary description of the material terms of which appears in Item 1.01 of the Form 8-K, and is incorporated by reference herein. Mr. Sotoloff was also appointed to the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Special Committee of the Board of Directors.

Additionally, on July 19, 2013, the Company’s Board of Directors appointed Mr. David St. Pierre as a member to the Board, effective as of August 1, 2013.

Messrs. Sotoloff and St. Pierre are each an “independent director,” with independence being determined under the standards established by the New York Stock Exchange.

Messrs. Sotoloff and St. Pierre are eligible to participate in the Company’s director compensation program, the terms of which are described in the Company’s Definitive Proxy Materials on Schedule 14A for the Company’s annual meeting of stockholders held on June 26, 2012.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On July 22, 2013, the Company filed Articles of Amendment (“Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland (“SDAT”), amending certain provisions of the Articles Supplementary of the Series D Preferred Stock filed with SDAT on June 28, 2013 (the “Articles Supplementary”). The Articles of Amendment:

•	clarified that the current dividend is calculated based on the Liquidation Preference (as defined in the Articles Supplementary);

•

clarified that any unpaid amounts on the PIK Dividend and Current Dividend (each as defined in the Articles Supplementary) are added to the Liquidation Preference solely for purposes of determining the amount of the PIK Dividend and that any paid amounts on the Current Dividend (as defined in the Articles Supplementary) added to the Liquidation Preference solely for purposes of determining the amount of the Current Dividend;

•

amended the Look-Back Rate (as defined in the Articles Supplementary) so that it is now 14.47%, rather than 14.5% and compounds monthly, rather than quarterly, and amended the increase in the Look-Back Rate upon certain events so that it is 19.97%, rather than 20%;

•	revised the Aggregate Unfunded True-Up (as defined in the Articles Supplementary) so that it aligns with the amended Look-Back Rate of 14.47%;

•	revised the Make-Whole Payment (as defined in the Articles Supplementary) so that its references to the Look Back Rate align with the amended increased Look-Back Rate of 19.97%;

•

revised the Preferred Distribution Rate (as defined in the Articles Supplementary) so that, upon an event of default, the rate increases to 19.97%, so that it aligns with the amended increased Look-Back Rate of 19.97%;

•	revised the Redemption Price (as defined in the Articles Supplementary) so that it aligns with the amended Increased Look-Back Rate of 19.97%;

•	provided that any calculation made pursuant to the Articles Supplementary will be made as if the amendments had been in effect on the original issuance date of June 28, 2013; and

•	made other conforming amendments throughout the Articles Supplementary to reflect the revised rates referred to above.

In addition, on July 22, 2013, Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership, adopted the Fifth Amendment to its Agreement of Limited Partnership, which made changes to conform to the Articles of Amendment described above.

The material terms of the Articles of Amendment and the Fifth Amendment to the Agreement of Limited Partnership are qualified in their entirety by the agreements attached as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.1.	Exhibits and Financial Statements.

d.	Exhibits:

Exhibit Number	Description

3.1	Articles of Amendment amending certain provisions of the Articles Supplementary for the designation of the 8.75% Series D Cumulative Non-Convertible Preferred Stock

3.2	Fifth Amendment to Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 25, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment amending certain provisions of the Articles Supplementary for the designation of the 8.75% Series D Cumulative Non-Convertible Preferred Stock

3.2	Fifth Amendment to Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP.

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